Exhibit 16.1

[FIRM LETTERHEAD]

May 3, 2005

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read ASI Technology Corporation.'s statements included under Item 4.01 of its Form 8-K for May 3, 2005, and we agree with such statements concerning our Firm.

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP